Exhibit 5.1


 BREWER & PRITCHARD, P.C.
 THREE RIVERWAY, SUITE 1800                             Phone (713) 209-2950
 HOUSTON, TEXAS 77056                                   Fax   (713) 659-5302


                                March 23, 2006


 First Cash Financial Services, Inc.
 690 East Lamar Blvd., Suite 400
 Arlington, Texas 76011

      Re:  First Cash Financial Services, Inc.,
           Registration Statement on Form S-8

 Gentlemen:

      We have represented First Cash Financial Services, Inc., a Delaware corporation ("Company"), in connection with the preparation of a registration statement filed with the Securities and Exchange Commission on Form S-8 ("Registration Statement") relating to the proposed issuance of 1,800,000 shares ("Shares") of the Company's common stock, par value $.01 per share ("Common Stock") issued pursuant to a certain agreement ("Plan") attached as an exhibit to the Registration Statement.

      In this connection, we have examined originals or copies identified to our satisfaction of such documents, corporate and other records, certificates, and other papers as we deemed necessary to examine for purposes of this opinion, including but not limited to the Plan, the Certificate of Incorporation of the Company, the Bylaws of the Company, and resolutions of the Board of Directors of the Company.

      We have examined such records and documents and have made such examination of laws as we considered necessary to form a basis for the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof.

      We are of the opinion that the Shares will be, when issued pursuant to the Plan, legally issued, fully paid, and nonassessable.

      We hereby consent to the filing of this Opinion as an Exhibit to the Registration Statement.


                                    Very truly yours,


                                    /s/ BREWER & PRITCHARD, P.C.
                                    ----------------------------
                                    BREWER & PRITCHARD, P.C.